Exhibit 23.2

CONSENT OF CONSULTING GEOLOGIST

I hereby consent to the inclusion and reference of statements made by me regarding the Checkup Property, Storey County, Nevada leased by Kabe Exploration Inc. in the Form SB-2 Registration Statement, to be filed by Kabe Exploration Inc. with the United States Securities and Exchange Commission. I further concur with the summary of my technical report for the Checkup Property, Storey County, Nevada by Kabe Exploration Inc. included in the Form SB-2 and agree to being named as an expert in the Form SB-2.

Dated at Reno, Nevada this 30th day of March, 2007.

                                                                                    /s/ Richard R. Kern
                                                                                    Richard R. Kern